Exhibit 99.1

News Release	The Ryland Group, Inc. www.ryland.com

FOR IMMEDIATE RELEASE	CONTACT:	Drew Mackintosh, Vice President

Investor Relations

(818) 223-7548

Marya Barlow, Director, Communications
		Media Relations	(818) 223-7591

Ryland Adopts Stockholder Rights Plan Structured to Preserve Use of Net Operating
Losses

CALABASAS, Calif. (December 23, 2008) – The Ryland Group, Inc. (NYSE: RYL), today announced its Board of Directors has adopted a stockholder rights plan (the “Rights Plan”) designed to preserve stockholder value and the value of certain tax assets primarily associated with net operating loss carryforwards (NOL) under Section 382 of the Internal Revenue Code.

The Company’s ability to use its NOLs would be limited if there was an “ownership change” under Section 382. This would occur if stockholders owning (or deemed under Section 382 to own) 5% or more of the Company’s stock increase their collective ownership of the aggregate amount of outstanding shares of Ryland by more than 50 percentage points over a defined period of time. The Rights Plan was adopted to reduce the likelihood of an “ownership change” occurring as defined by Section 382.

Under the Rights Plan, one right will be distributed for each share of Common Stock of the Company outstanding as of the close of business on December 29, 2008. Effective December 29, 2008, if any person or group acquires 4.9% or more of the outstanding shares of common stock of the Company without the approval of the Board of Directors, there would be a triggering event causing significant dilution in the voting power of such person or group. However, existing stockholders who currently own 4.9% or more of the outstanding shares of common stock will trigger a dilutive event only if they acquire additional shares. The Rights Plan may be terminated by the Board at any time, prior to the Rights being triggered.

The Rights Plan will continue in effect until December 18, 2018, unless it is terminated or redeemed earlier by the Board of Directors. The Company plans to submit the continuation of the Rights Plan to a stockholder vote within the next 12 months, and the failure to obtain this approval will result in termination of the Rights Plan on December 18, 2009.

On or prior to December 29, 2008 the Rights Plan will be filed by Ryland with the Securities and Exchange Commission; this filing will contain additional information regarding the terms and conditions of the Rights Plan. In addition, stockholders of record of Ryland as of December 29, 2008 will be mailed a detailed summary of the Rights Plan.

Headquartered in Southern California, Ryland is one of the nation’s largest homebuilders and a leading mortgage-finance company.  Since its founding in 1967, Ryland has built more than 280,000 homes and financed more than 235,000 mortgages.  The Company currently operates in 15 states and 19 homebuilding divisions across the country and is listed on the New York Stock Exchange under the symbol “RYL.”  For more information, please visit www.ryland.com.

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Note:  Certain statements in this press release may be regarded as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and may qualify for the safe harbor provided for in Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company’s expectations and beliefs concerning future events, and no assurance can be given that the future results described in this press release will be achieved. These forward-looking statements can generally be identified by the use of statements that include words such as “anticipate,” “believe,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “likely,” “may,” “plan,” “project,” “should,” “target,” “will” or other similar words or phrases. All forward-looking statements contained herein are based upon information available to the Company on the date of this press release. Except as may be required under applicable law, the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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